Exhibit 12 (a)

                             BNP U.S. FUNDING L.L.C.
                             -----------------------

                Computation of ratio of earnings to fixed charges
                          (in thousands, except ratios)


                                                              Twelve-month
                                                              period ended
                                                            December 31, 2001
                                                            -----------------

Net income..............................................       $ 52,277
                                                                ----------
Fixed Charges
      Audit Fees........................................             20
      Trustee Fees......................................            121.50
      Administrative and Consulting Fees................          1,082.56
                                                                ----------

Total Fixed Charges.....................................          1,224.06
                                                                ----------
Earnings before fixed charges...........................       $ 53,501.06
                                                                ==========
Fixed charges, as above.................................          1,224.06
                                                                ----------
Ratio of earnings to fixed charges......................          43.71
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